Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA











                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants, hereby consents to the use of our name and our auditors' report dated September 12, 2003 on the consolidated financial statements of 901133 Alberta Ltd. included in the Current Report on Form 8-K.




Toronto, Ontario                               /s/ Schwartz Levitsky Feldman LLP
November 19, 2003                              Chartered Accountants





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